UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 19, 2008

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On December 15, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Stereotaxis, Inc. (the “Company”) took certain actions in respect of compensation arrangements of their named executive officers, as described herein.

Amendments to Equity Award Agreements

The Committee approved amendments to (i) all outstanding Nonqualified Stock Option Award Agreements which have been issued to employees under the Company’s 1994 Stock Option Plan and its 2002 Stock Incentive Plan (the “2002 Plan”), (ii) all Incentive Stock Option Award Agreements which have been issued under the 2002 Plan that, as of December 15, 2008, have an exercise price greater than the fair market value of the Company’s common stock on such date and that would otherwise continue to qualify as an Incentive Stock Option if December 15, 2008 were deemed to be the date of grant, and (iii) all outstanding Stock Appreciation Right Award Agreements which have been issued under the 2002 Plan to provide for up to three years from termination date for exercise of vested grants for awardees who terminate employment (a) on or after attainment of age 55 with at least 10 years of service with the Company, or (b) on or after attainment of age 65 with at least five years of service with the Company ((a) and (b) collectively, “Retirement”). The amendments apply to all awardees, including the Company’s named executive officers.

In addition, the Committee approved amendments to the forms of Nonqualified Stock Option Award Agreement, Stock Appreciation Right Award Agreement and Incentive Stock Option Award Agreement, in each case under the 2002 Plan, to provide for the extended exercise period as described above upon an awardee’s Retirement.

The above description of the forms of award agreements are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

2009 Annual Bonus Plan

On December 15, 2008, the Committee established the annual bonus opportunity for 2009 under the Company’s 2009 Annual Bonus Plan (the “2009 Plan”), including bonus opportunity for the named executive officers as described below. The bonuses will be for efforts and services of these officers on behalf of the Company in 2009 pursuant to and consistent with the objective of the 2009 Plan, as determined by the Committee. The performance measures under the 2009 Plan include revenue, new orders and operating results, and the Committee established threshold, target and maximum (or “over-achievement”) levels for each such performance measure. Under the 2009 Plan, targeted bonus percentages for the named executive officers range from 40% to 50% of base salary. These individuals can be awarded up to 200% of their target bonus depending on performance against these objectives. The payout result of each objective will be independently calculated and then totaled, incorporating the actual performance against objective, weighting of each objective and the over-achievement levels for each objective. Any amount above 100% of the target award may be paid in the equivalent amount in Company equity awards.

The quarterly bonus opportunity for 2008, adopted by the Committee in February 2008, will be eliminated in 2009.

Item 9.01.       Financial Statements and Exhibits.

(d)

Exhibit No.	Description of Exhibit
10.1	Form of Nonqualified Stock Option Award Agreement
10.2	Form of Stock Appreciation Right Award Agreement
10.3	Form of Incentive Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: December 19, 2008	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Nonqualified Stock Option Award Agreement
10.2	Form of Stock Appreciation Right Award Agreement
10.3	Form of Incentive Stock Option Award Agreement